Exhibit 99.1

      Susquehanna Bancshares, Inc. Announces Third Quarter Results

    LITITZ, Pa.--(BUSINESS WIRE)--Oct. 23, 2007--Susquehanna Bancshares, Inc., (Susquehanna) (Nasdaq:SUSQ) today announced net income for the third quarter of 2007 was $19.9 million, or $0.38 per diluted share, compared to $25.2 million, or $0.49 per diluted share, for the third quarter 2006. Net income for the first nine months of 2007 was $50.4 million, or $0.97 per diluted share, compared to $62.3 million, or $1.25 per diluted share for the first nine months of 2006. Excluding the June 2007 investment restructuring charge, net income for the first nine months of 2007 was $58.1 million or $1.11 per diluted share. Results for the third quarter of 2006 also included a pre-tax loan securitization gain of $8.2 million.

    Third Quarter Financial Highlights:



-- Net loans and leases, excluding securitizations, grew 10% from September 30, 2006 to $5.8 billion.

    --  Commercial loans increased 26% to $1.2 billion at September
        30, 2007.

    -- Secured residential real estate loans increased 11% to $1.3 billion at September 30, 2007.

    -- Secured commercial real estate loans increased 3% to $1.6 billion at September 30, 2007.

--  Total deposits increased 2% to $6.0 billion from September 30,
    2006.

-- Net interest margin for the third quarter decreased 12 basis points to 3.64% compared to 3.76% for the third quarter of 2006.

-- Net charge-offs as a percentage of average loans and leases for the quarter ended September 30, 2007 were 0.39% compared to 0.08% for the third quarter of 2006. This increase was primarily due to a $2.5 million charge-off on a commercial real estate credit in Pennsylvania during the third quarter of 2007.

-- Wealth management fee income increased 16% to $8.1 million from $6.9 million in the third quarter of 2006. Commission income from property and casualty insurance sales increased 5% to $2.6 million from $2.4 million for the same period.

-- Wealth management assets under management and administration increased 14% to $5.7 billion at September 30, 2007 from $5.0 billion at September 30, 2006.


    Equity capital was $942 million at September 30, 2007 or $18.05 per share, compared to $929 million, or $17.92 per share at September 30, 2006.

    Return on average assets and average tangible equity(1) for the third quarter of 2007 finished at 0.93% and 13.83%, respectively. This compared to results of 1.21% and 18.32%, for the same measurements, respectively for the third quarter of 2006.

    (1)A non-GAAP-based financial measure. The most comparable
GAAP-based measurement for return on average tangible equity is return on average equity. A reconciliation of the differences between non-GAAP-based and GAAP-based measurements can be found at the end of this release under the heading "Supplemental Reporting of Non-GAAP-Based Financial Measures."

    Linked Quarter Highlights (Third Quarter 2007 vs. Second Quarter
2007)



--  Net loans and leases grew 5% from June 30, 2007.

    --  Commercial loans increased 9% to $1.2 billion from June 30,
        2007.

    -- Secured residential real estate loans increased 5% to $1.3 billion from June 30, 2007.

    -- Secured commercial real estate loans increased 4% to $1.6 billion from June 30, 2007.

-- Total deposits were flat at $6.0 billion compared to June 30, 2007.

-- Net interest margin decreased 3 basis points to 3.64% compared to the second quarter of 2007.

-- Non-performing assets as a percent of loans, leases and other real estate owned was unchanged at 0.66% while loan loss reserve as a percentage of non-performing loans and leases improved to 206.48% from 191.52% at June 30, 2007.


    Additional Activity:



-- On September 5, 2007, Susquehanna Bancshares' Board of Directors increased the quarterly cash dividend to $0.26 per share, an increase of 4% from the previous quarterly dividend. Susquehanna has increased its dividend each year since it was founded in 1982.

-- During separate meetings on October 2, 2007, shareholders of Susquehanna Bancshares Inc. and Community Banks Inc. approved Susquehanna's pending acquisition of Community. The acquisition is scheduled to be completed on or about November 16, 2007, pending regulatory approvals. Once it is completed, Susquehanna will have more than $12 billion in assets and more than 230 branches in the Mid-Atlantic region.

-- Susquehanna Bank DV, the affiliate operating in southern New Jersey and eastern Pennsylvania, moved its executive offices into the new Ferry Terminal Building in Camden, N.J., on October 5. The new location, which overlooks the Delaware River and Philadelphia's skyline, is centrally located in the bank's market territory.

-- Susquehanna Bank, which operates in Maryland, West Virginia and south-central Pennsylvania, had two branch openings in the third quarter, in Waynesboro, Pa., and Forest Hill, Md.


    "We are pleased to report strong loan growth for the quarter, particularly in commercial, secured residential, and secured commercial real estate loans," said William J. Reuter, Chairman, President and Chief Executive Officer. "While we did see an increase in net charge-offs for the quarter, our year-to-date net charge-offs to average loan and lease ratio is 25 basis points, which is within our historical norms."

    Susquehanna will broadcast its third quarter 2007 results conference call over the Internet on October 24, 2007 at 11:00 a.m. Eastern time. The conference call will include management's discussion of third quarter 2007 results. The discussion may also include forward-looking information and financial goals. Investors will have the opportunity to listen to the conference call through a live broadcast on Susquehanna's Web site. The event may be accessed by selecting "Investor Relations" at the top right of the home page and clicking on the third quarter webcast link. To listen to the live call, please go to the Web site at least fifteen minutes prior to the scheduled start time to download and install any necessary audio software. For those who are unable to listen to the live broadcast, an archived replay and podcast will be available on the Web site shortly after the call concludes.

    Susquehanna Bancshares, Inc., is a financial services holding company with assets of $8.7 billion. It includes three commercial banks that provide financial services at 163 branch locations and 173 ATM locations in the mid-Atlantic region. Through Susquehanna Wealth Management, the company offers investment, fiduciary, brokerage, insurance, retirement planning, and private banking services. Susquehanna also operates an insurance and employee benefits company, a commercial finance company, and a vehicle leasing company. For more information, please visit www.susquehanna.net.

    This press release contains certain financial information determined by methods other than in accordance with GAAP. Susquehanna's management uses these non-GAAP measures in its analysis of the company's performance. These non-GAAP financial measures require management to make judgments about the exclusion of certain items, and if different judgments were made, the amounts reported would be different. These measures typically exclude the effects of intangibles and related amortization and include the tax benefit associated with revenue items that are tax-exempt. Disclosures regarding these non-GAAP financial measures are included in the accompanying financial information.

    The presentation of these non-GAAP financial measures is intended to supplement investors' understanding of Susquehanna's core business activities. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

    This press release contains "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995 that are based on Susquehanna's current expectations, estimates and projections about future events and financial trends affecting the financial condition of its business. These statements are not historical facts or guarantees of future performance, events or results. Such statements involve potential risks and uncertainties. Accordingly, actual results may differ materially. Susquehanna undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.



                     Susquehanna Bancshares, Inc.
                            P.O. Box 1000
                           Lititz, PA 17543

SUMMARY FINANCIAL INFORMATION
(Dollars in thousands, except per share data)
                                                     Nine Months
                                               -----------------------
                          3Q07        3Q06        2007        2006
                       ----------- ----------- ----------- -----------
Balance Sheet (EOP)
Investments            $1,553,548  $1,309,561  $1,553,548  $1,309,561
Loans and leases        5,842,883   5,517,513   5,842,883   5,517,513
Allowance for loan &
 lease losses (ALLL)       58,687      61,142      58,687      61,142
Total assets            8,723,949   8,082,863   8,723,949   8,082,863
Deposits                5,978,361   5,833,210   5,978,361   5,833,210
Short-term borrowings     488,999     346,898     488,999     346,898
FHLB borrowings           795,462     491,630     795,462     491,630
Long-term debt            222,008     222,419     222,008     222,419
Shareholders' equity      942,182     928,689     942,182     928,689

Stated Book Value per
 Share                      18.05       17.92       18.05       17.92
Tangible Book Value
 per Share                  11.18       11.07       11.18       11.07

Average Balance Sheet
Investments             1,486,213   1,292,224   1,469,966   1,258,914
Loans and leases        5,712,166   5,785,675   5,561,138   5,514,014
Total earning assets    7,290,489   7,156,131   7,122,955   6,848,509
Total assets            8,465,635   8,276,137   8,288,536   7,897,689
Deposits                5,973,820   5,884,592   5,962,950   5,635,985
Short-term borrowings     464,610     373,462     390,149     323,972
FHLB borrowings           620,809     648,835     532,404     655,763
Long-term debt            222,026     222,509     222,114     202,843
Shareholders' equity      940,560     910,820     941,829     855,555

Income Statement
Net interest income        66,074      67,131     192,559     192,978
Provision for loan and
 lease losses               2,414       2,241       6,347       6,191
Noninterest income         30,290      39,080      83,721     101,009
Noninterest expense        66,063      66,851     198,253     196,204
Income before taxes        27,887      37,119      71,680      91,592
Income taxes                7,994      11,878      21,243      29,309
Net income                 19,893      25,241      50,437      62,283
Basic earnings per
 share                       0.38        0.49        0.97        1.25
Diluted earnings per
 share                       0.38        0.49        0.97        1.25
Cash dividends paid
 per share                   0.25        0.24        0.75        0.72

Asset Quality
Net charge-offs (NCO)      $5,598      $1,237     $10,303      $4,277
Nonaccrual loans &
 leases                    26,556      21,176      26,556      21,176
Restructured loans          1,867       2,295       1,867       2,295
OREO                       10,331       2,085      10,331       2,085
Total nonperforming
 assets (NPA)              38,754      25,556      38,754      25,556
Loans & leases 90 days
 past due                   9,459      16,853       9,459      16,853



                     Susquehanna Bancshares, Inc.
                            P.O. Box 1000
                           Lititz, PA 17543


RATIO ANALYSIS            3Q07        3Q06        2007        2006
                       ----------- ----------- ----------- -----------

Credit Quality
NCO / Average loans &
 leases                      0.39%       0.08%       0.25%       0.10%
NPA / Loans & leases &
 OREO                        0.66%       0.46%       0.66%       0.46%
ALLL / Nonperforming
 loans & leases            206.48%     260.50%     206.48%     260.50%
ALLL / Total loans &
 leases                      1.00%       1.11%       1.00%       1.11%

Capital Adequacy
Equity / Assets             10.80%      11.49%      10.80%      11.49%
Long-term debt /
 Equity                     23.56%      23.95%      23.56%      23.95%

Profitability
Return on average
 assets                      0.93%       1.21%       0.81%       1.05%
Return on average
 equity                      8.39%      10.99%       7.16%       9.73%
Return on average
 tangible equity (1)        13.83%      18.32%      11.81%      15.58%
Net interest margin          3.64%       3.76%       3.66%       3.80%
Efficiency ratio            67.97%      62.54%      71.14%      66.32%
Efficiency ratio
 excluding Hann (1)         65.27%      57.40%      68.80%      60.99%

(1)Supplemental Reporting of Non-GAAP-based Financial Measures

Return on average tangible equity is a non-GAAP-based financial measure calculated using non-GAAP-based amounts. The most directly comparable GAAP-based measure is return on average equity. We calculate return on average tangible equity by excluding the balance of intangible assets and their related amortization expense from our calculation of return on average equity. Management uses the return on average tangible equity in order to review our core operating results. Management believes that this is a better measure of our performance. In addition, this is consistent with the treatment by bank regulatory agencies, which excludes goodwill and other intangible assets from the calculation of risk-based capital ratios. A reconciliation of return on average equity to return on average tangible equity is set forth below.

Return on average
 equity (GAAP basis)         8.39%      10.99%       7.16%       9.73%
Effect of excluding
 average intangible
 assets
  and related
   amortization              5.44%       7.33%       4.65%       5.85%
Return on average
 tangible equity            13.83%      18.32%      11.81%      15.58%

Efficiency ratio excluding Hann is a non-GAAP-based financial measure calculated using non-GAAP-based amounts. The most directly comparable GAAP-based measure is the efficiency ratio. We measure our efficiency ratio by dividing noninterest expenses by the sum of net interest income, on a FTE basis, and noninterest income. The presentation of an efficiency ratio excluding Hann is computed as the efficiency ratio excluding the effect of our auto leasing subsidiary, Hann. Management believes this to be a preferred measure because it excludes the volatility of vehicle residual values and vehicle delivery and preparation expense of Hann and provides better visibility into our core business activities. A reconciliation of efficiency ratio to efficiency ratio excluding Hann is set forth below.

Efficiency ratio (GAAP
 basis)                     67.97%      62.54%      71.14%      66.32%
Effect of excluding
 Hann                        2.70%       5.14%       2.34%       5.33%
Efficiency ratio
 excluding Hann             65.27%      57.40%      68.80%      60.99%




                     Susquehanna Bancshares, Inc.
                            P.O. Box 1000
                           Lititz, PA 17543

CONSOLIDATED BALANCE SHEETS


                                    Sept. 30,   Dec. 31,    Sept. 30,
                                      2007        2006        2006
                                   (unaudited)             (unaudited)
                                   ----------- ----------- -----------
                                    (in thousands, except share data)
Assets
  Cash and due from banks            $202,237    $194,785    $186,485
  Unrestricted short-term
   investments                        110,484      70,996      41,238
                                   ----------- ----------- -----------
    Cash and cash equivalents         312,721     265,781     227,723
  Restricted short-term
   investments                            241      33,533      33,666
  Securities available for sale     1,548,708   1,397,420   1,303,362
  Securities held to maturity
   (fair values approximate
   $4,840, $6,146, and $6,199)          4,840       6,146       6,199
  Loans and leases, net of
   unearned income                  5,842,883   5,560,997   5,517,513
    Less: Allowance for loan and
     lease losses                      58,687      62,643      61,142
                                   ----------- ----------- -----------
      Net loans and leases          5,784,196   5,498,354   5,456,371
                                   ----------- ----------- -----------
  Premises and equipment, net         110,372     106,305     106,379
  Foreclosed assets                    10,331       1,544       2,085
  Accrued income receivable            33,600      31,044      30,055
  Bank-owned life insurance           270,398     264,398     261,879
  Goodwill                            339,010     335,005     335,005
  Intangible assets with finite
   lives                               19,648      19,092      20,011
  Investment in and receivables
   from unconsolidated entities       134,335     121,663     128,009
  Other assets                        155,549     144,849     172,119
                                   ----------- ----------- -----------
      Total assets                 $8,723,949  $8,225,134  $8,082,863
                                   =========== =========== ===========

Liabilities and Shareholders'
 Equity
  Deposits:
    Demand                           $887,657    $959,654    $961,573
    Interest-bearing demand         2,054,246   2,004,596   1,855,802
    Savings                           417,997     477,447     497,188
    Time                            1,592,698   1,528,298   1,604,560
    Time of $100 or more            1,025,763     907,594     914,087
                                   ----------- ----------- -----------
      Total deposits                5,978,361   5,877,589   5,833,210
  Short-term borrowings               488,999     401,964     346,898
  FHLB borrowings                     795,462     528,688     491,630
  Long-term debt                      150,028     150,036     150,038
  Junior subordinated debentures       71,980      72,244      72,381
  Accrued interest, taxes, and
   expenses payable                    43,373      54,800      81,388
  Deferred taxes                      149,958     145,825     125,828
  Other liabilities                   103,606      57,702      52,801
                                   ----------- ----------- -----------
      Total liabilities             7,781,767   7,288,848   7,154,174
                                   ----------- ----------- -----------

  Shareholders' equity:
    Common stock, $2.00 par
     value, 100,000,000 shares
     authorized; Issued:
     52,206,918 at September 30,
     2007; 52,080,419 at December
     31, 2006; and 51,829,972 at
     September 30, 2006
                                      104,353     104,161     103,660
    Additional paid-in capital        349,275     345,840     340,523
    Retained earnings                 503,613     505,861     497,469
    Accumulated other
     comprehensive loss, net of
     taxes of $(8,109);
     $(10,541); and $(7,010)          (15,059)    (19,576)    (12,963)
      Total shareholders' equity      942,182     936,286     928,689
                                   ----------- ----------- -----------
      Total liabilities and
       shareholders' equity        $8,723,949  $8,225,134  $8,082,863
                                   =========== =========== ===========




                     Susquehanna Bancshares, Inc.
                            P.O. Box 1000
                           Lititz, PA 17543

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                                 Three Months Ended Nine Months Ended
                                   September 30,      September 30,
                                 ------------------ ------------------
(In thousands, except per share
 data)                             2007      2006     2007      2006
                                 --------- -------- --------- --------
Interest Income:
  Loans and leases, including
   fees                           $107,585 $108,924 $312,825  $301,084
  Securities:
    Taxable                         17,598   12,758   48,633    36,154
    Tax-exempt                         425      191    1,238       556
    Dividends                        1,074      951    3,166     2,701
  Short-term investments             1,019      966    3,411     2,551
                                 --------- -------- --------- --------
    Total interest income          127,701  123,790  369,273   343,046
                                 --------- -------- --------- --------

Interest Expense:
  Deposits:
    Interest-bearing demand         15,119   13,780   47,982    36,640
    Savings                            869    1,548    2,922     3,494
    Time                            30,128   26,981   86,814    71,295
  Short-term borrowings              5,033    4,267   12,805     9,955
  FHLB borrowings                    7,106    6,811   16,236    19,824
  Long-term debt                     3,372    3,272    9,955     8,860
                                 --------- -------- --------- --------
    Total interest expense          61,627   56,659  176,714   150,068
                                 --------- -------- --------- --------
Net interest income                 66,074   67,131  192,559   192,978
Provision for loan and lease
 losses                              2,414    2,241    6,347     6,191
                                 --------- -------- --------- --------
Net interest income, after
 provision for loan and lease
 losses                             63,660   64,890  186,212   186,787
                                 --------- -------- --------- --------

Noninterest Income:
  Service charges on deposit
   accounts                          7,378    7,610   21,035    19,258
  Vehicle origination,
   servicing, and securitization
   fees                              3,658    5,209   11,564    14,365
  Asset management fees              5,235    4,370   14,638    13,771
  Income from fiduciary-related
   activities                        1,594    1,543    4,937     4,568
  Commissions on brokerage, life
   insurance and annuity sales       1,239    1,025    3,917     3,271
  Commissions on property and
   casualty insurance sales          2,556    2,432    9,589     9,541
  Income from bank-owned life
   insurance                         2,765    2,551    8,064     7,335
  Net gain on sale of loans and
   leases                            1,297    9,095    6,822    14,402
  Net realized gain (loss) on
   securities                            0       90  (11,741)        5
  Other                              4,568    5,155   14,896    14,493
                                 --------- -------- --------- --------
    Total noninterest income        30,290   39,080   83,721   101,009
                                 --------- -------- --------- --------

Noninterest Expenses:
  Salaries and employee benefits    35,518   33,166  104,634    95,671
  Occupancy                          5,669    5,378   17,443    15,662
  Furniture and equipment            2,908    2,822    8,717     8,128
  Advertising and marketing          2,233    1,889    6,866     7,711
  Amortization of intangible
   assets                              651      630    1,897     1,601
  Vehicle lease disposal             3,082    3,973    9,261    10,842
  Other                             16,002   18,993   49,435    56,589
                                 --------- -------- --------- --------
    Total noninterest expenses      66,063   66,851  198,253   196,204
                                 --------- -------- --------- --------
  Income before income taxes        27,887   37,119   71,680    91,592
  Provision for income taxes         7,994   11,878   21,243    29,309
                                 --------- -------- --------- --------
  Net Income                       $19,893  $25,241  $50,437   $62,283
                                 ========= ======== ========= ========

  Earnings per share:
    Basic                            $0.38    $0.49    $0.97     $1.25
    Diluted                          $0.38    $0.49    $0.97     $1.25
  Cash dividends paid                $0.25    $0.24    $0.75     $0.72
  Average shares outstanding:
    Basic                           52,174   51,803   52,132    49,809
    Diluted                         52,221   51,926   52,208    49,949




                     Susquehanna Bancshares, Inc.
                            P.O. Box 1000
                           Lititz, PA 17543

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY

Interest rates and interest differential-taxable equivalent basis

                     For the Three-month       For the Three-month
                          Period Ended              Period Ended
                      September 30, 2007        September 30, 2006
                   ------------------------- -------------------------
(Dollars in          Average            Rate   Average            Rate
 thousands)          Balance   Interest  (%)   Balance   Interest  (%)
Assets
Short-term
 investments          $92,110    $1,019 4.39    $78,232      $966 4.90
Investment
 securities:
   Taxable          1,444,726    18,672 5.13  1,274,232    13,709 4.27
   Tax-advantaged      41,487       655 6.26     17,992       295 6.51
                   ----------- --------      ----------- --------

 Total investment
  securities        1,486,213    19,327 5.16  1,292,224    14,004 4.30
                   ----------- --------      ----------- --------
Loans and leases,
 (net):
   Taxable          5,618,807   106,455 7.52  5,696,372   107,835 7.51
   Tax-advantaged      93,359     1,737 7.38     89,303     1,675 7.44
                   ----------- --------      ----------- --------

 Total loans and
  leases            5,712,166   108,192 7.51  5,785,675   109,510 7.51
                   ----------- --------      ----------- --------

Total interest-
 earning assets     7,290,489  $128,538 6.99  7,156,131  $124,480 6.90
                               --------                  --------
Allowance for loan
 and lease losses     (61,900)                  (62,017)
Other non-earning
 assets             1,237,046                 1,182,023
                   -----------               -----------

     Total assets  $8,465,635                $8,276,137
                   ===========               ===========

Liabilities
Deposits:
   Interest-
    bearing demand $2,097,339   $15,119 2.86 $1,866,568   $13,780 2.93
   Savings            430,305       869 0.80    517,312     1,548 1.19
   Time             2,565,452    30,128 4.66  2,518,686    26,981 4.25
Short-term
 borrowings           464,610     5,033 4.30    373,462     4,267 4.53
FHLB borrowings       620,809     7,106 4.54    648,835     6,811 4.16
Long-term debt        222,026     3,372 6.03    222,509     3,272 5.83
                   ----------- --------      ----------- --------

Total interest-
 bearing
 liabilities        6,400,541   $61,627 3.82  6,147,372   $56,659 3.66
                               --------                  --------
Demand deposits       880,724                   982,026
Other liabilities     243,810                   235,919
                   -----------               -----------

     Total
      liabilities   7,525,075                 7,365,317

Equity                940,560                   910,820
                   -----------               -----------

Total liabilities
 & shareholders'
 equity            $8,465,635                $8,276,137
                   ===========               ===========

Net interest
 income / yield on
average earning
 assets                         $66,911 3.64              $67,821 3.76
                               ========                  ========


1. Average loan balances include non accrual loans.
2. Tax-exempt income has been adjusted to a tax-equivalent basis using a marginal tax rate of 35%.
3. For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.



                     Susquehanna Bancshares, Inc.
                            P.O. Box 1000
                           Lititz, PA 17543

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY
 (continued)


Interest rates and interest differential-taxable equivalent basis

                   For the Nine-month Period For the Nine-month Period
                             Ended                     Ended
                      September 30, 2007        September 30, 2006
                   ------------------------- -------------------------
   (Dollars in       Average            Rate   Average            Rate
    thousands)       Balance   Interest  (%)   Balance   Interest  (%)
Assets
Short-term
 investments          $91,851    $3,411 4.97    $75,581    $2,551 4.51
Investment
 securities:
   Taxable          1,429,643    51,799 4.84  1,240,745    38,855 4.19
   Tax-advantaged      40,323     1,905 6.32     18,169       854 6.28
                   ----------- --------      ----------- --------

Total investment
 securities         1,469,966    53,704 4.88  1,258,914    39,709 4.22
                   ----------- --------      ----------- --------
Loans and leases,
 (net):
   Taxable          5,471,681   309,576 7.56  5,431,832   298,207 7.34
   Tax-advantaged      89,457     4,998 7.47     82,182     4,427 7.20
                   ----------- --------      ----------- --------

 Total loans and
  leases            5,561,138   314,574 7.56  5,514,014   302,634 7.34
                   ----------- --------      ----------- --------

Total interest-
 earning assets     7,122,955  $371,689 6.98  6,848,509  $344,894 6.73
                               --------                  --------
Allowance for loan
 and lease losses     (62,424)                  (58,546)
Other non-earning
 assets             1,228,005                 1,107,726
                   -----------               -----------

      Total assets $8,288,536                $7,897,689
                   ===========               ===========

Liabilities
Deposits:
   Interest-
    bearing demand $2,102,416   $47,982 3.05 $1,812,671   $36,640 2.70
   Savings            453,234     2,922 0.86    498,421     3,494 0.94
   Time             2,509,837    86,814 4.62  2,381,654    71,295 4.00
Short-term
 borrowings           390,149    12,805 4.39    323,972     9,955 4.11
FHLB borrowings       532,404    16,236 4.08    655,763    19,824 4.04
Long-term debt        222,114     9,955 5.99    202,843     8,860 5.84
                   ----------- --------      ----------- --------

Total interest-
 bearing
 liabilities        6,210,154  $176,714 3.80  5,875,324  $150,068 3.41
                               --------                  --------
Demand deposits       897,463                   943,239
Other liabilities     239,090                   223,571
                   -----------               -----------

      Total
       liabilities  7,346,707                 7,042,134

Equity                941,829                   855,555
                   -----------               -----------

Total liabilities
 & shareholders'
 equity            $8,288,536                $7,897,689
                   ===========               ===========

Net interest
 income / yield on
average earning
 assets                        $194,975 3.66             $194,826 3.80
                               ========                  ========


1. Average loan balances include non accrual loans.
2. Tax-exempt income has been adjusted to a tax-equivalent basis using a marginal tax rate of 35%.
3. For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.




                     Susquehanna Bancshares, Inc.
                            P.O. Box 1000
                           Lititz, PA 17543

LOANS AND LEASES

Loans and leases, net of unearned income, were as follows:

                                      Sept. 30,   Dec. 31,  Sept. 30,
                                         2007       2006       2006
                                      ---------- ---------- ----------
                                               (in thousands)
Commercial, financial, and
 agricultural                         $1,189,156   $978,522   $944,411
Real estate - construction             1,040,852  1,064,452  1,082,726
Real estate secured - residential      1,268,434  1,147,741  1,142,880
Real estate secured - commercial       1,618,789  1,577,534  1,577,435
Consumer                                 296,206    313,848    316,294
Leases                                   429,446    478,900    453,767
                                      ---------- ---------- ----------
   Total loans and leases             $5,842,883 $5,560,997 $5,517,513
                                      ========== ========== ==========

    CONTACT: Susquehanna Bancshares, Inc.
             Abram G. Koser, Vice President, Investor Relations
             717-625-6305
             ir@susquehanna.net